UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2018 (the “Modification Date”), Xenon Pharmaceuticals Inc. (the “Company”) and its wholly-owned subsidiary, Xenon Pharmaceuticals USA Inc. (“Xenon USA”), entered into a First Loan Modification Amendment to Loan and Security Agreement (the “Modification”) with Silicon Valley Bank (the “Bank”). The Modification amends certain provisions of the Loan and Security Agreement (the “Loan Agreement”), dated December 18, 2017, by and among the Company, Xenon USA and the Bank (as modified by the Modification, the “Modified Loan Agreement”).

Pursuant to the terms of the Modification, the Bank accelerated the availability of the second tranche of $5.0 million (the “Second Tranche Advance”) to the Company, which Second Tranche Advance was funded on the Modification Date and will be used for general corporate purposes, including research and product development.

The Modification did not amend the Loan Agreement’s interest provisions and advances under the Modified Loan Agreement continue to accrue interest at a floating per annum rate of 0.5% above the prime rate, which interest is payable monthly and commenced in January 2018. The initial tranche of $7.0 million, which was funded in December 2017 (the “Initial Tranche Advance”), and the Second Tranche Advance are interest only until September 30, 2018 or, if the Interest-Only Milestone (as defined below) is achieved, March 31, 2019. Following the expiration of the interest period, (i) the Initial Tranche Advance will be payable in 30 equal monthly installments or, if the Interest-Only Milestone is achieved, 24 equal monthly installments of principal plus interest, with the final installment due and payable on March 31, 2021 and (ii) the Second Tranche Advance will be payable in 24 equal monthly installments or, if the Interest-Only Milestone is achieved, 18 equal monthly installments of principal plus interest, with the final installment due and payable on September 30, 2020. The third and final tranche of $3.0 million is available at the Company’s option at any time from the occurrence of the Tranche 3 Event (as defined in the Loan Agreement) through September 30, 2019.  The interest and payment terms of the third and final tranche, if borrowed, remain unchanged from the Loan Agreement.

The Interest-Only Milestone will be achieved if, on or prior to September 30, 2018, the Company provides evidence to the Bank that it has achieved positive final Phase 1 data for XEN1101 with a decision to proceed to initiate a Phase 2 clinical trial for XEN1101 and has been granted a regulatory designation for a program reasonably acceptable to the Bank.

Except as amended by the Modification, the terms of the Loan Agreement remain in full force and effect.  The foregoing description of the Modification is not complete and is qualified in its entirety by reference to the full text of the Modification, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	First Loan Modification to Loan and Security Agreement, dated June 12, 2018, by and among Xenon Pharmaceuticals Inc., Xenon Pharmaceuticals USA Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenon Pharmaceuticals Inc.

Date: June 13, 2018	By:	/s/ Ian Mortimer
Ian Mortimer
President & Chief Financial Officer